													Exhibit 99
Table VI. Acquisitions of Properties by Programs
	Property Location/Tenant	Type of Property	Gross Leasable Space (in sq. ft)	Date of Purchase	Mortgage Financing (at date of purchase)		Cash Down Payment		Contract Price Plus Aquis. Fee		Other Expenses		Total Acquisition Price
Fixed Income Series 1
Fixed Income Series 2	Moline, IL—Federal Express Westport, MA—Post Office	Single Tenant—Distribution Single Tenant—Office	55,000 3986	2/12/1999 8/15/1997	$ $	2,100,000 —	$ $	683,948 390,173	$ $	2,895,121 390,173	$ $	— —	$ $	2,895,121 390,173
Fixed Income Series 3	Brashear, Tx—US Post Office	Single Tenant—Office	1,456	3/17/1999		$—		$170,136		$170,136		$—		$170,136
	Lithopolis, OH—US Post Office	Single Tenant—Office	3,062	4/21/1999		$—		$414,055		$414,055		$—		$414,055
	Oceanside, CA—Federal Naval Credit Union	Single Tenant—Office	6,800	7/23/2001		$1,110,000		$620,203		$1,854,328		$—		$1,854,328
	San Antonio TX—State of Texas	Single Tenant—Office	9,050	11/16/1999		$1,953,941		$594,693		$2,569,674		$—		$2,569,674
	Cameron, TX—State of Texas	Single Tenant—Office	5,890	9/1/1999		$—		$400,140		$400,140		$—		$400,140
	Midway TX—US Post Office	Single Tenant—Office	3,200	2/25/2000		$—		$345,225		$345,225		$—		$345,225
Fixed Income Series 4	Teague, TX—State of Texas	Single Tenant—Office	3,255	9/1/1999		$—		$175,156		$175,156		$—		$175,156
	Hamilton, TX—State of Texas	Single Tenant—Office	4,565	9/1/1999		$—		$300,210		$300,210		$—		$300,210
	Ft. Worth TX—State of Texas	Single Tenant—Office	21,355	10/19/1999		$1,016,719		$220,718		$1,319,365		$—		$1,319,365
	Bryan TX—State of Texas	Single Tenant—Office	27,885	10/19/1999		$669,451		$18,844		$688,295		$—		$688,295
	Brenham TX—State of Texas	Single Tenant—Office	9,185	10/19/1999		$337,426		$197,905		$542,780		$—		$542,780
	Lytle TX—State of Texas	Single Tenant—Office	26,225	10/19/1999		$777,762		$475,420		$475,420		$—		$1,271,777
Fixed Income Series 5	Edinburg TX—State of Texas	Single Tenant—Office	45,990	10/19/1999		$1,548,519		$795,350		$2,399,163		$—		$2,399,163
	San Antonio TX—Veterans Administration	Single Tenant—Office	62,860	12/29/1999		$6,245,078		$248,139		$6,596,457		$—		$6,596,457
Fixed Income Series Corporate/Government 1	Houston TX—State of Texas	Single Tenant—Office	64,640	11/16/1999		$1,106,189		$316,418		$1,449,784		$—		$1,449,784
	Waco TX—State of Texas	Single Tenant—Office	11,430	12/15/1999		$568,719		$180,996		$749,715		$—		$749,715
	Bryan TX—State of Texas	Single Tenant—Office	17,675	12/15/1999		$777,681		$247,498		$1,025,179		$—		$1,025,179
Fixed Income Series Corporate/Government 2	Coppares Cove TX—State of Texas	Single Tenant—Office	7,776	2/16/2000		$—		$350,762		$350,762		$—		$350,762
	Deltaville VA—US Post Office	Single Tenant—Office	4,415	3/31/2000		$—		$677,242		$677,242		$—		$677,242
Fixed Government—US Post Office Series 1	Chicago Heights, IL—Social Security Admin.	Single Tenant—Office	14,600	5/15/2000		$1,942,000		$676,000		$2,619,000				$2,619,000
	Grapevine, TX—US Post Office	Single Tenant—Office	4200	5/18/1998		$—		$450,161		$450,161		$—		$450,161
Fixed Income Series 9	Hilo, HI—Veterans Administration	Single Tenant—Office	13,040	11/29/2000		$2,625,000		$864,240		$864,240		$—		$3,509,143
	Wadsworth, TX—US Post Office	Single Tenant—Office	2,571	1/15/2001		$—		$340,145		$340,145		$—		$340,145
Fixed Income Series 10	Egg Harbor, NJ—Social Security Admin.	Single Tenant—Office	10,508	4/20/2001		$1,218,010		$435,000		$1,663,333		$10,323		$1,663,333
	Independence, MO Social Security Admin.	Single Tenant—Office	13,002	4/25/2001		$1,500,000		$434,494		$1,934,494		$—		$1,934,494
Fixed Income Series 11	East Bernard, TX—US Post Office	Single Tenant—Office	7,136	7/1/2001		$—		$721,000		$721,000		$—		$721,000
	Yuma, AZ—Bureau of Land Management	Single Tenant—Office	31,050	7/1/2001		$1,600,000		$1,100,000		$2,700,000		$—		$2,700,000
Fixed Income Series 12	Property Under Contract	Single Tenant—Office
Fixed Income Series 14	Waller, TX—US Post Office	Single Tenant—Office	9,036	9/30/2001		$—		$896,000		$896,000		$—		$896,000
Fixed Income Series 15	Property Under Contract	Single Tenant—Office
Genesis Financial Group—Series A & B Bonds	General Obligation Bonds
Genesis Financial Group—10% Bonds	General Obligation Bonds